Exhibit 99.2 Q2 2018 Earnings Presentation August 2, 2018 Mike Petters President and Chief Executive Officer Chris Kastner Executive Vice President, Business Management and Chief Financial Officer

2 Forward-Looking Statements Statements in this presentation, other than statements of historical fact, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This presentation also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII's Q2 2018 Highlights

3

- Revenues were $2.0 billion in the quarter
- Diluted EPS was $5.40 in the quarter
- Total backlog at the end of the quarter was ~$21 billion; new contract awards in the quarter totaled $1.1 billion
- Ingalls Shipbuilding
  - Started fabrication of the Arleigh Burke-class destroyer Jack H. Lucas (DDG 125)
- Newport News Shipbuilding
  - Delivered the Virginia-class submarine Indiana (SSN 789)
  - Authenticated the keel of the Virginia-class submarine Montana (SSN 794)
  - Completed the inactivation of the aircraft carrier Enterprise (CVN 65)
- Technical Solutions
  - Triad National Security, a joint venture supported by HII's Technical Solutions segment, was awarded the contract to manage and operate the Los Alamos National Laboratory

4 HII’s Q2 2018 Consolidated Results Revenues  HII’s revenues up 8.7% YOY due to increased $2,200 volume at the Newport News Shipbuilding $2,020 $2,000 segment $1,858 $1,800  HII’s operating income YOY increase due to a $1,600 favorable Operating FAS/CAS Adjustment in the (in (in millions) $1,400 quarter compared to the same period of the prior year $1,200 $1,000 Q2 2017 Q2 2018 Operating Income Operating Margin $300 15.0% $257 13.0% 12.7% $241 $250 12.0% $200 9.0% $150 6.0% (in (in millions) $100 $50 3.0% $— —% Q2 2017 Q2 2018 Q2 2017 Q2 2018

5 HII’s Q2 2018 Capital Deployment Cash Flow Generation Shareholder Distributions Total $300 $300 $279 $239 $250 $250 $200 $186 $200 Total $154 $165 $150 $150 $247 ** $107 ($ millions) in $85 ($ millions) in $100 $79 $100 $138 ** $50 $50 $27 $32 $— $— Q2 2017 Q2 2018 Q2 2017 Q2 2018 Cash from Operations CAPEX Free Cash Flow* Dividends Share Repurchases (at cost)  Contributed $60 million to pension and postretirement benefits plans in Q2 2018 o $50 million were discretionary contributions to our qualified pension plans  Capital expenditures, net of related grant proceeds, were $85 million or 4.2% of revenues in Q2 2018 o YTD capital expenditures, net of related grant proceeds, were $158 million or 4.1% of YTD revenues.  Distributed $279 million to shareholders in Q2 2018 o Repurchased 1.1 million shares at a cost of $247** million o Paid dividends of $32 million *Non-GAAP measure. See appendix for definition and reconciliation. **Includes $3 million and $7 million for share repurchases not settled as of June 30, 2017 and June 30, 2018, respectively.

6 Ingalls Shipbuilding Q2 2018 Results Revenues  Ingalls revenues down 1.6% YOY due to $700 $639 $629 decreased volumes on the NSC program and $600 surface combatants, partially offset by increased $500 volume on the LPD program $400  Ingalls segment operating income and margin $300 down YOY due to lower risk retirement on LHA 7 ($ millions) in $200 and the NSC program, partially offset by higher $100 risk retirement on the DDG and LPD programs and $— recoveries related to a settlement agreement Q2 2017 Q2 2018 Segment Operating Income* Segment Operating Margin* $120 18.0% 15.3% $98 $100 15.0% 13.2% $83 $80 12.0% $60 9.0% ($ millions) in $40 6.0% $20 3.0% $— —% Q2 2017 Q2 2018 Q2 2017 Q2 2018 *Non-GAAP measure. See appendix for definition and reconciliation.

7 Newport News Shipbuilding Q2 2018 Results Revenues  Newport News revenues up 18.2% YOY due to $1,183 $1,200 higher volume in aircraft carriers and naval nuclear $1,001 support services $1,000  Newport News segment operating income up YOY $800 mainly due to higher revenues ($ millions) in $600 $400 Q2 2017 Q2 2018 Segment Operating Income* Segment Operating Margin* $100 $91 10.0% $80 8.0% 7.7% $80 8.0% $60 6.0% $40 4.0% ($ millions) in $20 2.0% $— —% Q2 2017 Q2 2018 Q2 2017 Q2 2018 *Non-GAAP measure. See appendix for definition and reconciliation.

8 Technical Solutions Q2 2018 Results Revenues  Technical Solutions revenues relatively flat YOY $300 $244 $243  Technical Solutions segment operating income $250 and margin down YOY primarily due to lower $200 performance in fleet support services $150 ($ millions) in $100 $50 $— Q2 2017 Q2 2018 Segment Operating Income* Segment Operating Margin* $10 $9 4.0% 3.7% $8 2.9% $7 3.0% $6 2.0% $4 ($ millions) in 1.0% $2 $— —% Q2 2017 Q2 2018 Q2 2017 Q2 2018 *Non-GAAP measure. See appendix for definition and reconciliation.

9 Appendix

10 Non-GAAP Measures Definitions We make reference to “segment operating income (loss),” “segment operating margin,” and “free cash flow.” We internally manage our operations by reference to “segment operating income (loss)” and “segment operating margin,” which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income (loss) and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income (loss) and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income (loss) and segment operating margin may not be comparable to similarly titled measures of other companies. Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

11 Non-GAAP Measures Definitions Cont’d Segment operating income (loss) is defined as operating income (loss) for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes. Segment operating margin is defined as segment operating income (loss) as a percentage of sales and service revenues. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, net of related grant proceeds. FAS/CAS Adjustment is defined as the difference between expenses for pension and other postretirement benefits determined in accordance with GAAP (FAS) and the expenses for these items included in segment operating income in accordance with U.S. Cost Accounting Standards (CAS). Operating FAS/CAS Adjustment is defined as the FAS/CAS Adjustment less the following components of net periodic benefit costs: interest cost, expected return on plan assets, amortization of prior service cost (credit) and actuarial loss (gain), and settlement and curtailment effects. Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income. We present financial measures adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

12 Non-GAAP Reconciliations – Segment Operating Income (Loss) & Segment Operating Margin Three Months Ended Six Months Ended June 30 June 30 ($ in millions) 2018 2017 2018 2017 Ingalls revenues $ 629 $ 639 $ 1,214 $ 1,189 Newport News revenues 1,183 1,001 2,265 1,972 Technical Solutions revenues 243 244 476 469 Intersegment eliminations (35) (26) (61) (48) Sales and Service Revenues 2,020 1,858 3,894 3,582 Operating Income (Loss) 257 241 448 409 Operating FAS/CAS Adjustment (73) (53) (145) (106) Non-current state income taxes (3) (1) (5) 4 Segment Operating Income (Loss) 181 187 298 307 As a percentage of sales and service revenues 9.0% 10.1% 7.7% 8.6 % Ingalls operating income (loss) 83 98 147 164 As a percentage of Ingalls revenues 13.2% 15.3% 12.1% 13.8 % Newport News operating income (loss) 91 80 142 152 As a percentage of Newport News revenues 7.7% 8.0% 6.3% 7.7 % Technical Solutions operating income (loss) 7 9 9 (9) As a percentage of Technical Solutions revenues 2.9% 3.7% 1.9% (1.9)%

13 Non-GAAP Reconciliation – Free Cash Flow Three Months Ended Six Months Ended June 30 June 30 ($ in millions) 2018 2017 2018 2017 Net cash provided by (used in) operating activities 239 186 359 284 Less capital expenditures: Capital expenditure additions (102) (79) (177) (137) Grant proceeds for capital expenditures 17 — 19 — Free cash flow 154 107 201 147 13